Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

Immediate Release

Axalta Releases Second Quarter 2019 Results

Second Quarter 2019 Highlights:

•	Net sales of $1,157.5 million decreased 4.5% year-over-year (decrease of 0.1% ex-FX and JV divestiture); positive price-product mix contribution of 4.0% driven by both segments

•	Positive price-mix contribution of 3.6% in Light Vehicle across all regions

•	Income from operations of $157.9 million increased 7.8% year-over-year; Adjusted EBIT of $197.4 million increased 8.6% versus $181.7 million in Q2 2018

•	Diluted EPS of $0.42 increased 35.5% from $0.31 in Q2 2018; Adjusted EPS of $0.52 increased 13.0% versus $0.46 in Q2 2018

•	Strategic review process underway, announced by Axalta's Board of Directors on June 19
PHILADELPHIA, PA, July 25, 2019 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the second quarter ended June 30, 2019.
Second Quarter 2019 Consolidated Financial Results
Second quarter net sales of $1,157.5 million decreased 4.5% year-over-year, including 3.5% negative foreign currency impacts and 0.9% net negative M&A impact including the sale of an interest in a consolidated powder coatings JV in China. Constant currency organic net sales were essentially flat in the period, driven by 4.1% lower volumes which were offset by 4.0% higher average price and product mix from all regions and both segments, including notable acceleration in Light Vehicle of 3.6%. The lower volume result was driven principally by Axalta's Light Vehicle end-market, while Performance Coatings also witnessed some volume pressure, including slower global production trends evident in our Industrial end-market.
Income from operations for the second quarter totaled $157.9 million, up 7.8% from $146.5 million in Q2 2018. This was driven by lower selling, general and administrative expenses and a favorable comparison in stock based compensation year-over-year, offset partly by lower net sales, which included positive contribution from average price and product mix offset by negative foreign currency effects and the impact from the sale of our China JV interest. Reported income from operations was also negatively impacted in Q2 2019 by ongoing variable cost inflation, which trended in the low single digits on the cost of goods sold level, as well as by $6.7 million in accelerated depreciation charges associated with our previously announced Belgium plant closure.
Adjusted EBIT of $197.4 million for the second quarter increased 8.6% versus $181.7 million in Q2 2018. This result was driven by strong contribution from higher average price and product mix and from improved productivity, partly offset by lower volumes, most notably in Axalta's Light Vehicle and Industrial end-markets, as well as by year-over-year variable cost inflation and negative foreign currency translation impacts.
"Axalta's second quarter results were strong. We posted continued low to mid-single digit net sales growth ex-FX in both Refinish and Commercial Vehicle end-markets, though offset by anticipated pressures in Light Vehicle and Industrial end-markets in addition to ongoing FX headwinds. Despite those factors, we posted solidly improved year-over-year profits, led by accelerated price and product mix benefits as we work to recapture lost margin from ongoing variable cost inflation," said Robert W. Bryant, Axalta’s Chief Executive Officer. "We are pleased to report substantial progress in price and product mix improvement in Transportation Coatings, while Performance Coatings also continues to efficiently offset inflation effects over time. Further, as a partial offset to volume headwinds seen most notably from China Light Vehicle markets, we continue our disciplined focus on productivity and operating cost control, which contributed positively in the second quarter." Mr. Bryant continued, "In June, Axalta's Board of Directors announced a review of strategic alternatives to maximize shareholder value. We are actively engaged in that process currently and will update the market as appropriate, but we have nothing specific to share at this point."

Performance Coatings Results
Performance Coatings second quarter net sales were $756.7 million, a decrease of 3.7% year-over-year, including a 3.5% negative currency impact. Constant currency organic net sales increased 1.2% in the period before the net negative M&A-related impact of 1.4% driven by the China JV sale, and 3.5% from negative foreign currency effect. Drivers in the period included a robust 4.7% improvement in average price and product mix, partly offset by a 3.5% volume decline including both end-markets.
Refinish end-market net sales decreased 0.2% to $447.3 million in Q2 2019 (increased 3.6% excluding foreign currency) with strong average price and product mix contribution offset partly by lower volume, including ongoing lower North America volumes we believe due in part to continued distributor inventory de-stocking. Industrial end-market net sales decreased 8.4% to $309.4 million (decreased 1.1% excluding foreign currency and M&A-related impacts), including volume declines from all regions except Asia Pacific, offset largely by positive pricing across all regions. We believe that Industrial volume pressure was aligned with moderated demand globally across multiple sub-markets as reflected in global industrial production metrics.
The Performance Coatings segment generated Adjusted EBIT of $127.6 million in the second quarter, a 17.2% year-over-year increase. Positive price and product mix and lower overall operating expenses were partially offset by volume declines, raw material inflation and modest foreign exchange impacts. Second quarter segment Adjusted EBIT margin of 16.9% improved 300 basis points from 13.9% in the prior year as price and product mix as well as productivity benefits more than offset ongoing raw material headwinds.
Transportation Coatings Results
Transportation Coatings net sales were $400.8 million in Q2 2019, a decrease of 6.0% year-over-year, including a 3.6% negative currency impact. Constant currency net sales decreased 2.4% in the period, driven by a 5.1% decrease in volume, partly offset by 2.7% in higher average price and product mix.
Light Vehicle net sales decreased 8.2% to $306.1 million year-over-year (decreased 4.3% excluding foreign currency), driven by lower volumes related to global production adjustments and foreign exchange impacts, offset by an acceleration in positive average price and product mix of 3.6%. Commercial Vehicle net sales increased 1.9% to $94.7 million from Q2 2018 (increased 4.5% excluding foreign currency), including stronger volumes in our core regions. Average price and product mix were essentially flat, similar to the first quarter result.
Transportation Coatings generated Adjusted EBIT of $40.4 million in Q2 2019, an increase of 5.5% versus Q2 2018, driven by strong price and mix benefit as well as positive contribution from productivity, though offset partly by lower volumes and ongoing impact from raw material inflation. Segment Adjusted EBIT margin of 10.1% in Q2 2019 compared with 9.0% in Q2 2018, representing an important inflection to positive margin comparisons.
Balance Sheet and Cash Flow Highlights
Axalta ended the quarter with cash and cash equivalents of $577.3 million. Our debt, net of cash, was $3.3 billion as of June 30, 2019, which compared with $3.4 billion as of March quarter end. Our net debt to trailing twelve month Adjusted EBITDA ratio was 3.5x at quarter end. We repurchased 1.6 million shares of its common stock in the second quarter for total consideration of $39.5 million and an average price of $24.90 per share.
Second quarter operating cash flow totaled $126.7 million versus $142.0 million in Q2 2018, reflecting modest working capital and FX headwinds from the prior year. Free cash flow, which includes the benefit of lower capital expenditures in the current period ended June 30, 2019, totaled $103.7 million compared to $106.9 million in the prior year quarter.
“Axalta's second quarter showed very strong financial performance set against a moderately challenging fundamental backdrop. In spite of some volume headwinds, our execution was strong, reflected in both segment margins and in strong cash flow performance,” said Sean Lannon, Axalta's Chief Financial Officer. “For the balance of the year, we see a mix of continued selective end-market volume pressure, but also expect ongoing stable execution and easing raw material headwinds to enable us to achieve the profitability target ranges that we set out back in January. Since our last update, we have seen incremental volume headwinds in Industrial and Light Vehicle end-markets, along with ongoing Refinish volume pressure, coupled with persistent currency headwinds. Still, with help from Axalta Way productivity savings and ongoing benefit from the implementation of announced pricing actions, we expect to meet our full year guidance.”

2019 Guidance Update

•	Net sales decline of ~(2%) as-reported; ~0% ex-FX; includes May 2019 China JV sale for ~1% full year impact

•	Adjusted EBIT of $675-725 million (1)

•	Adjusted EPS of $1.70-1.90 (1)

•	Depreciation and amortization of ~$365 million inclusive of accelerated depreciation of $25 million

•	Adjusted EBITDA of $950-975 million

•	Interest expense of ~$165 million

•	Income tax rate, as adjusted, of 20-22%

•	Diluted shares outstanding of ~236 million

•	Capital expenditures of ~$160 million

•	Free cash flow of $430-470 million
(1) Adjusted to exclude ~$115 million pre-tax (~$90 million after-tax) incremental step-up depreciation and amortization associated with the acquisition of DuPont Performance Coatings by Axalta
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its second quarter 2019 financial results on Thursday, July 25th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through August 1, 2019. The U.S. replay dial-in phone number is (844) 512-2921 and the international replay dial-in number is +1 (412) 317-6671. The replay passcode is 1369 2615.
Reclassifications and Revisions
During the six months ended June 30, 2019, we revised the presentation of the unaudited Condensed Consolidated Statements of Operations to reclassify prior year Other revenue into Net sales. Other revenue consists primarily of consulting, other service revenue and royalty income and is not considered material to the financial statements.
During the six months ended June 30, 2019, Axalta identified and corrected an error related to the prior year classification of the purchase of an additional financial interest in a consolidated joint venture within our consolidated statement of cash flows. This correction increased cash used for investing activities and reduced cash used for financing activities by $26.9 million, respectively.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including our 2019 full year outlook, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted EPS, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as the announced review of strategic alternatives, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 14,000 people of Axalta continue to find ways to serve our more than 100,000 customers in 135 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$1,157.5	$1,212.2	$2,276.8	$2,384.2
Cost of goods sold	748.4	793.8	1,499.7	1,569.8
Selling, general and administrative expenses	206.2	224.6	423.7	452.4
(Gain) loss on divestiture	(1.3)	—	3.9	—
Research and development expenses	17.9	18.0	36.1	37.3
Amortization of acquired intangibles	28.4	29.3	56.9	58.2
Income from operations	157.9	146.5	256.5	266.5
Interest expense, net	41.0	39.3	82.3	78.7
Other (income) expense, net	(0.9)	8.1	(1.9)	5.9
Income before income taxes	117.8	99.1	176.1	181.9
Provision for income taxes	17.9	22.0	32.1	33.8
Net income	99.9	77.1	144.0	148.1
Less: Net income attributable to noncontrolling interests	1.5	2.2	2.2	3.3
Net income attributable to controlling interests	$98.4	$74.9	$141.8	$144.8
Basic earnings per share	$0.42	$0.31	$0.61	$0.60
Diluted earnings per share	$0.42	$0.31	$0.60	$0.59
Basic weighted average shares outstanding	233.3	240.3	233.7	240.6
Diluted weighted average shares outstanding	235.4	244.6	236.0	245.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$577.3	$693.6
Restricted cash	7.3	2.8
Accounts and notes receivable, net	980.6	860.8
Inventories	610.9	613.0
Prepaid expenses and other current assets	136.0	139.4
Total current assets	2,312.1	2,309.6
Property, plant and equipment, net	1,259.1	1,298.2
Goodwill	1,220.5	1,230.8
Identifiable intangibles, net	1,287.3	1,348.0
Other assets	613.9	489.1
Total assets	$6,692.9	$6,675.7
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$508.4	$522.8
Current portion of borrowings	43.7	42.2
Other accrued liabilities	444.7	475.6
Total current liabilities	996.8	1,040.6
Long-term borrowings	3,812.4	3,821.8
Accrued pensions	259.0	261.9
Deferred income taxes	133.6	140.8
Other liabilities	184.0	100.1
Total liabilities	5,385.8	5,365.2
Commitments and contingencies
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 248.5 and 246.7 shares issued at June 30, 2019 and December 31, 2018, respectively	248.2	245.3
Capital in excess of par	1,441.8	1,409.5
Retained earnings	336.0	198.6
Treasury shares (at cost) of 15.2 and 11.1 shares at June 30, 2019 and December 31, 2018, respectively	(417.5)	(312.2)
Accumulated other comprehensive loss	(356.0)	(336.1)
Total Axalta shareholders’ equity	1,252.5	1,205.1
Noncontrolling interests	54.6	105.4
Total shareholders’ equity	1,307.1	1,310.5
Total liabilities and shareholders’ equity	$6,692.9	$6,675.7

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Six Months Ended June 30,
	2019	2018
Operating activities:
Net income	$144.0	$148.1
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	180.3	182.1
Amortization of deferred financing costs and original issue discount	4.4	3.9
Debt extinguishment and refinancing related costs	0.2	8.4
Deferred income taxes	(1.6)	4.0
Realized and unrealized foreign exchange losses, net	2.8	6.1
Stock-based compensation	5.3	18.1
Loss on divestiture	3.9	—
Interest income on swaps designated as net investment hedges	(7.2)	—
Other non-cash, net	(0.6)	3.5
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(152.9)	(133.5)
Inventories	(1.4)	(31.8)
Prepaid expenses and other assets	(81.6)	(59.7)
Accounts payable	20.7	37.0
Other accrued liabilities	(54.0)	(60.6)
Other liabilities	6.5	(4.6)
Cash provided by operating activities	68.8	121.0
Investing activities:
Acquisitions, net of cash acquired	(1.9)	(78.2)
Purchase of property, plant and equipment	(47.2)	(74.6)
Proceeds from sale of noncontrolling interest subsidiary, net	8.2	—
Interest proceeds on swaps designated as net investment hedges	7.2	—
Other investing activities, net	—	5.3
Cash used for investing activities	(33.7)	(147.5)
Financing activities:
Proceeds from long-term borrowings	—	468.9
Payments on short-term borrowings	(20.5)	(23.0)
Payments on long-term borrowings	(13.7)	(498.5)
Financing-related costs	(2.1)	(4.5)
Purchase of treasury stock	(105.3)	(103.8)
Proceeds from option exercises	25.9	10.5
Dividends paid to noncontrolling interests	(1.1)	(1.0)
Investments in noncontrolling interests	(31.1)	(26.9)
Deferred acquisition-related consideration	—	(5.9)
Cash used for financing activities	(147.9)	(184.2)
Decrease in cash	(112.8)	(210.7)
Effect of exchange rate changes on cash	1.0	(8.4)
Cash at beginning of period	696.4	772.9
Cash at end of period	$584.6	$553.8

Cash at end of period reconciliation:
Cash and cash equivalents	$577.3	$551.1
Restricted cash	7.3	2.7
Cash at end of period	$584.6	$553.8

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Income from operations	$157.9	$146.5	$256.5	$266.5
Other (income) expense, net	(0.9)	8.1	(1.9)	5.9
Total	158.8	138.4	258.4	260.6
Debt extinguishment and refinancing related costs (a)	0.2	8.4	0.2	8.4
Termination benefits and other employee related costs (b)	2.8	(0.9)	4.1	(2.2)
Consulting and advisory (c)	0.8	—	0.8	—
Offering and transactional costs (d)	0.2	0.1	0.8	0.1
Accelerated depreciation (e)	6.7	—	12.8	—
(Gain) loss on divestiture (f)	(1.3)	—	3.9	—
Indemnity (income) losses (g)	(0.2)	0.9	(0.2)	0.9
Change in fair value of equity investments (h)	—	0.3	—	0.4
Step-up depreciation and amortization (i)	29.4	34.5	60.5	72.1
Adjusted EBIT	$197.4	$181.7	$341.3	$340.3

Segment Adjusted EBIT:
Performance Coatings	$127.6	$108.9	$206.2	$184.9
Transportation Coatings	40.4	38.3	74.6	83.3
Total	168.0	147.2	280.8	268.2
Step-up depreciation and amortization (i)	29.4	34.5	60.5	72.1
Adjusted EBIT	$197.4	$181.7	$341.3	$340.3

(a)	Represents expenses associated with the restructuring and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents legal and advisory fees pertaining to our previously announced comprehensive review of strategic alternatives. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(f)	Represents the impacts recognized on the sale of our interest in a joint venture business, which is not considered indicative of our ongoing operating performance.

(g)	Represents indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.

(h)	Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

(i)
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$99.9	$77.1	$144.0	$148.1
Less: Net income attributable to noncontrolling interests	1.5	2.2	2.2	3.3
Net income attributable to controlling interests	98.4	74.9	141.8	144.8
Debt extinguishment and refinancing related costs (a)	0.2	8.4	0.2	8.4
Termination benefits and other employee related costs (b)	2.8	(0.9)	4.1	(2.2)
Consulting and advisory (c)	0.8	—	0.8	—
Offering and transactional costs (d)	0.2	0.1	0.8	0.1
Accelerated depreciation (e)	6.7	—	12.8	—
(Gain) loss on divestiture (f)	(1.3)	—	3.9	—
Indemnity (income) losses (g)	(0.2)	0.9	(0.2)	0.9
Change in fair value of equity investments (h)	—	0.3	—	0.4
Step-up depreciation and amortization (i)	29.4	34.5	60.5	72.1
Total adjustments	38.6	43.3	82.9	79.7
Income tax provision impacts (j)	14.3	5.6	20.6	15.6
Adjusted net income	$122.7	$112.6	$204.1	$208.9
Adjusted earnings per share	$0.52	$0.46	$0.86	$0.85
Diluted weighted average shares outstanding	235.4	244.6	236.0	245.2

(a)	Represents expenses associated with the restructuring and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents legal and advisory fees pertaining to our previously announced comprehensive review of strategic alternatives. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(f)	Represents the impacts recognized on the sale of our interest in a joint venture business, which is not considered indicative of our ongoing operating performance.

(g)	Represents indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.

(h)	Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

(i)
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(j)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.  Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were tax benefits of $5.7 million and $4.1 million for the three months and six months ended June 30, 2019, respectively and tax benefits of $0.1 million and $1.8 million for the three months and six months ended June 30, 2018, respectively.

The following table reconciles cash (used in) provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Cash (used in) provided by operating activities	$(57.9)	$(21.0)	$126.7	$142.0	$68.8	$121.0
Purchase of property, plant and equipment	(20.5)	(39.5)	(26.7)	(35.1)	(47.2)	(74.6)
Interest proceeds on swaps designated as net investment hedges	3.5	—	3.7	—	7.2	—
Free cash flow	$(74.9)	$(60.5)	$103.7	$106.9	$28.8	$46.4

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$99.9	$77.1	$144.0	148.1
Interest expense, net	41.0	39.3	82.3	78.7
Provision for income taxes	17.9	22.0	32.1	33.8
Depreciation and amortization	88.7	90.2	180.3	182.1
EBITDA	247.5	228.6	438.7	442.7
Debt extinguishment and refinancing related costs (a)	0.2	8.4	0.2	8.4
Foreign exchange remeasurement losses (b)	2.2	1.7	4.6	1.7
Long-term employee benefit plan adjustments (c)	0.3	(0.5)	0.5	(1.0)
Termination benefits and other employee related costs (d)	2.8	(0.9)	4.1	(2.2)
Consulting and advisory (e)	0.8	—	0.8	—
Offering and transactional costs (f)	0.2	0.1	0.8	0.1
Stock-based compensation (g)	(1.4)	9.7	5.3	18.1
Other adjustments (h)	(0.3)	0.5	(0.2)	0.8
Dividends in respect of noncontrolling interest (i)	—	—	(1.1)	(1.0)
(Gain) loss on divestiture (j)	(1.3)	—	3.9	—
Adjusted EBITDA	$251.0	$247.6	$457.6	$467.6

(a)	Represents expenses associated with the restructuring and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(c)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(d)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(e)	Represents legal and advisory fees pertaining to our previously announced comprehensive review of strategic alternatives. These amounts are not considered indicative of our ongoing performance.

(f)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(g)	Represents non-cash impacts associated with stock-based compensation.

(h)
Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.

(i)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

(j)	Represents the impacts recognized on the sale of our interest in a joint venture business, which is not considered indicative of our ongoing operating performance.